UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FibroGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! FIBROGEN, INC. 2024 Annual Meeting Vote by June 4, 2024 11:59 PM ET fibroGen FIBROGEN, INC. 409 ILLINOIS STREET SAN FRANCISCO, CA 94158 You invested in FIBROGEN, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 5, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 22, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 5, 2024 8:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/FGEN2024 *Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Class I Directors to hold office until the 2027 Annual Meeting of Stockholders. Nominees: 1a. Thane Wettig 1b. James A. Schoeneck 1c. Maykin Ho, Ph.D. 2. To approve the FibroGen, Inc. 2024 Equity Incentive Plan 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To ratify the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. 5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers 6. To conduct any other business properly brought before the meeting For For For For For For Year The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, and EVERY YEAR on proposal 5. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”